REMUNERATION REVIEW


                              For: Richard McLean


                          Date effective: 1 August 1999


Base Salary           $85,000     p.a.

Car allowance         $18,000

                   ----------
Fixed Portion        $103,000


Variable Pay          $35,000     50% on BKI group achievement of NPAT budget
     (paid 1/4ly)                 50& on divisional achievement of NPAT buget
                   ----------
Sub Total            $138,000

OTE Bonus             $10,000     Paid only if BKI group annual NPAT budget
                                    achieved
                                                          ($2m CAD to 31/3/2000)
                   ----------
TOTAL                $148,000     p.a.
                   ==========


In addition an "over-achieve" bonus is available if the Group Net Profit After Tax exceeds $3m CAD. 15% of the excess profits above the budgeted level will be allocated to the executive team in proportion to the respective fixed of each person's package.


Next review proposed to be effective 1 August 2000.





Accepted:  /s/ R. McLean
         ---------------------------

Date:      2-11-99
         ---------------------------